Exhibit 21

List of Significant Subsidiaries

Name of Subsidiary	State (Jurisdiction) of Incorporation or Organization

Bartlett & Co.	Ohio
Batterymarch Financial Management, Inc.	Maryland
Brandywine Global Investment Management, LLC	Delaware
ClearBridge Advisors, LLC	Delaware
ClearBridge Asset Management Inc.	Delaware
Global Currents Investment Management, LLC	Delaware
Legg Mason & Co., LLC	Maryland
Legg Mason Capital Management, Inc.	Maryland
Legg Mason Funding Ltd	Cayman Islands
Legg Mason Global Holdings Ltd	Cayman Islands
Legg Mason International Holdings, LLC	Delaware
Legg Mason International Holdings II, LLC	Delaware
Legg Mason Investment Counsel & Trust Company, National Association	USA
Legg Mason Investor Services, LLC	Delaware
Legg Mason Partners Fund Advisor, LLC	Delaware
Legg Mason Private Portfolio Group, LLC	Delaware
LMM LLC	Delaware
PCM Holdings I, Inc.	Delaware
PCM Holdings II, LLC	Delaware
Royce & Associates, LLC	Delaware
Smith Barney Fund Management LLC	Delaware
Western Asset Management Company	California
3040692 Nova Scotia Company	Canada
Carnes Capital Corporation (1)	New York
Legg Mason Canada Holdings Ltd. (2)	Canada
Legg Mason Investment Counsel, LLC (3)	Maryland
Legg Mason Investments (Luxembourg) S.A. (4)	Luxembourg
LM International Holding LP (5)	Cayman Islands
Permal Group Ltd (6)	England and Wales
Private Capital Management, L.P. (7)	New York
Royce Fund Services, Inc. (8)	New York
Royce Management Company, LLC (8)	New York
Legg Mason Canada Inc. (9)	Canada
Legg Mason International Equities Limited (10)	England and Wales
Legg Mason Asset Management (Singapore) Pte Ltd. (10)	Singapore
Legg Mason Asset Management (Hong Kong) Limited (10)	Hong Kong
LM Holdings Limited (10)	England and Wales
Western Asset Management Company Pte Ltd. (10)	Singapore
Western Asset Management (UK) Holdings Limited (10)	England and Wales
Legg Mason (UK) Holdings Limited (11)	England and Wales
Western Asset Management Company Limited (12)	England and Wales
Legg Mason Investments Holdings Limited (13)	England and Wales
Legg Mason Investments Limited (14)	England and Wales

(1)                   Subsidiary of PCM Holdings I, Inc.

(2)                   Subsidiary of 3040692 Nova Scotia Company

(3)                   Subsidiary of Legg Mason Investment Counsel & Trust Company, National Association

(4)                   Subsidiary of Legg Mason, Inc. and Legg Mason International Holdings, LLC

(5)                   Subsidiary of Legg Mason International Holdings, LLC, Legg Mason Global Holdings Ltd and Legg Mason Funding Ltd.

(6)      Subsidiary of Legg Mason Global Holdings Ltd

(7)                   Subsidiary of PCM Holdings I, Inc. and PCM Holdings II, LLC

(8)                   Subsidiary of Royce & Associates, LLC

(9)                   Subsidiary of Legg Mason Canada Holdings Ltd.

(10)             Subsidiary of LM International Holding LP

(11)             Subsidiary of LM Holdings Limited

(12)             Subsidiary of Western Asset Management (UK) Holdings Limited

(13)             Subsidiary of Legg Mason (UK) Holdings Limited

(14)             Subsidiary of Legg Mason Investments Holdings Limited